Exhibit 10.48

NOTARIAL CERTIFICATE

The People’s Republic of China

Hubei Province Wuhan Changjiang Notary Office

Contract No.: NT TZ No.17-004-01-02

Trust Loan Agreement

National Trust Co., Ltd.

Lender: National Trust Co., Ltd.

Enterprise Owner: Yang Xiaoyang

Address: #1, No.18 Yard, West Binhe Road, Anwai, Dongcheng District, Beijing

Contact Number: 010-84268088

Contact Address: #1, No.18 Yard, West Binhe Road, Anwai, Dongcheng District, Beijing

Borrower: Wuhan Kingold Jewelry Co., Ltd.

Enterprise Owner: Jia Zhihong

Address: Te No. 15, Huangpu Technology Zone, Jiang’an District, Wuhan

Contact Number: 027-65694977

Contact Address: Te No. 15, Huangpu Technology Zone, Jiang’an District, Wuhan

Whereas:

The Lender is a trust company approved by China Banking Regulatory Commission and lawfully formed and validly existing by virtue of the laws of China.

The Borrower is a lawfully formed and validly existing enterprise by the law of the People’s Republic of China.

The Borrower apply trust loan to the Lender and the Lender agrees to release trust loan according to the terms agreed in this agreement.

The two parties, through friendly negotiation, have agreed on the matters of trust loan. The two parties, through friendly negotiation, have agreed on the matters of trust loan.

Article 1 Definition and Explanation

1.1 Definition

Terms defined in the Agreement have the same meanings herein unless there is another special explanation or the context otherwise requires.

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Lender: National Trust Co., Ltd.

Borrower: Wuhan Kingold Jewelry Co., Ltd. and its legal heir

Trust/ Trust Plan: the Trust Plan of National Trust · Kingold No.1 Transaction Management Assembled Funds.

Pledger: Wuhan Kingold Jewelry Co., Ltd.

Guarantor: Jia Zhihong

Trust Settler: Fortune Securities Co., Ltd. & Huarong (China) Investment Management Co., Ltd.

Loan Pledge Rate/ Pledge Rate: the Lender shall calculate the principal and interest pledge rate according the principal and interest in mentioned in this agreement, the original pledge rate cannot go above 75%.

Gold Contract of Pledge: referred to the Gold Contract of Pledge with the contract number of NT TZ No. 16-004-01-05 and its annex (including but not limited to Hostage List and any other valid modification and supplemental agreement)

Guarantee Contract: referred to the Guarantee Contract with the contract number of NT TZ No. 16-004-01-06.

Insurance Policy: referred to the insurance policy that the pledger covered the insurance of the pledged gold in People’s Insurance Company of China with the Lender as the only beneficial whose beneficial power shall not be limited by any other supplemental conditions, other valid modification and supplement. The insurance coverage shall be satisfied by the Lender and shall meet the property of the pledged gold and industry routine. The Insurance Policy period (including the renewable period) shall cover the loan period and two month after the loan contract termination.

Standard Gold: referred to the standard gold with the density of 999.9 that trading in the Shanghai Gold Exchange.

Pledged Gold: referred to the standard gold that is legally pledged by the Borrower to the Lender according to the Agreement and Gold Contract of Pledge and that is taken from the Shanghai Gold Exchange warehouse according to the relevant regulations and procedures.

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Gold Price: referred to the closing price of the standard gold of Shanghai Gold Exchange, unless there is any other special agreement.

Pledge Date: referred to the actual date that the pledged gold is given to the Lender or the pledge safe box that is rent by the one who is entrusted by the Lender.

Guarantor: referred to the pledger, guarantor.

Guaranty Contract: referred to the Pledge Contract and Guarantee Contract.

RMB (¥) : referred to the legal tender of the People’s Republic of China, calculated in Yuan

Occupy Days: referred to principle occupy days from the loan released date (including the day) to a closing date (not included).

Expiration Date: If the expiration date is set by a period, the expiration date shall be settled as the following method: six month since January 1st, 2014, the expiration date shall be July 1st, 2014, that means the date after 6 months from January 1st, 2014. If some day does not exist after several months, then the date shall be the end of that month after several months. If some day is not exist after several month, then the date shall be the end of that month after several month.

Business Day: referred to the normal working day of the Lender (not including the legal weekend and holiday)

1.2 Explanation

The words used in this Agreement like “of this Agreement”, “in this Agreement”, “mentioned in the Agreement”, “under this Agreement” and any other words with similar words shall be referred to all parts of the Agreement and the Agreement as a whole, but not referred to any specific part or term.

The title of term in the Agreement shall not be deemed to include all the contents under the relevant term or to explain the relevant term or the Agreement.

Article 2 Loan

2.1 Loan Amount

The loan amount under the Agreement is Three Hundred Fifty Million Yuan only (in figure: ¥ 350,000,000), which is one-time disbursement.

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2.2 Intended Use of the Loan

The intended use of the loan under the Agreement is to purchase standard gold raw material with the density of 999.9 from Shanghai Gold Exchange, that whose intended use shall not be changed by the Borrower, shall not use the trust loan used to fixed assets or shares investment and any other industrial like real estate or national policy restrictive industry, shall not use the loan to stock, futures or financial derivative instrument investment, shall not use the loan to do any conducts that against the laws, national policies or the financial inspection regulations.

2.3 Loan Period

The loan under the Agreement is 24 months, calculated from the disbursement date. The loan disbursement date shall be the actual date the loan reaches the Borrower’s account, which, in theory, shall be the same date. In case two dates are different, the start date shall be subject to the disbursement transfer date on loan receipt. The loan interest start date shall be the loan disbursement date.

The Borrower can prepay the entire unpaid principal (unless otherwise stipulated herein in the Agreement that some principal shall not be prepaid) with the agreement of the Borrower and the Lender in written form. If the Borrower wants to prepay all the unpaid principal, the Borrower shall deliver written application and copy to the trust settler in at least thirty (30) working days. In order to avoid any dissent, situations that the Borrower forced to prepay by the Lender because of violation of any term under the Agreement or the Borrower chooses to prepay some of the principal according to Article 6.3.3 shall not be applied to this term.

2.4 The trust loan disbursement amount and disbursement date (that means the starting date) and the expiration date shall be subject to the actual disbursement transfer record (also called loan receipt, hereinafter inclusive).

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Article 3 Interest & Expiry Date for Interest

The trust loan interest shall be counted by day (on the basis that there are 360 days in one year) and paid by quarter from the day of the disbursement day of the loan. The repay date for the interest is every 7 days of the end month of each natural quarter. If the interest repay day is legal holiday, interest shall be prepaid on the previous working day. The trust loan interest rate of each quarter shall be calculated according to the average closing price of the Au9999 gold (hereafter shall refer to gold price) in Shanghai Gold Exchange during twenty trading-day before the repaying date. In the valid period of the Agreement, if the Bank of China adjust the benchmark interest rate of the RMB loan to the financial institutes, the loan interest rate under the Agreement shall not be adjusted. The trust loan interest rate and interest calculation method is stipulated as following:

a) If the gold price is lower than 395 RMB/g, the trust loan interest rate for that quarter is 8.617% (the interest for that quarter = loan principal *8.617%* loan disbursal days for that quarter/360);

b) If the gold price is higher than or equals to 395 RMB/g, the trust loan interest rate for that quarter is 9.367% (the interest for that quarter = loan principal *9.367%* loan disbursal days for that quarter/360);

Note: in the above mentioned formula, the first quarter existing days are: from the trust loan disbursal date (including) to the seven days of the end of the first natural quarter (not included);the loan days for the following quarters: start from the 7th of the previous quarter month to the 7th of this quarter’s end month (not included); the loan day of the last quarter is : start from the 7th of the previous quarter month(including) to the expiration date of the loan(including).

The Borrower shall pay back the principal at one time on the loan expiration day and the interest shall be cleared with the paying of the principal. However, if the Lender and the trust settler agree to prepay back in written form, the Borrower shall prepay all the principal (unless otherwise stipulated herein in the Agreement that some principal shall not be prepaid); the interest for the prepaid principal shall be cleared with the prepay of the principal. The interest for the prepaid principal by the Borrower shall be calculated according to the above mentioned method with the rate of the average closing price of the Au9999 gold in Shanghai Gold Exchange during twenty trading-days before the prepaying date. In order to avoid any dissent, situations that the Borrower forced to prepay by the Lender because of violation of any term under the Agreement or the Borrower chooses to prepay some of the principal according to Article 6.3.3 shall not be applied to this term.

3.2 No matter under any circumstances, the loan under the Agreement expired in advance, the paid loan interest shall not be given back, which has been agreed by both parties.

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Article 4 Loan Disbursement

4.1 The Lender shall disburse the loan amount under this Agreement to the Borrower according Article 2 with all the following prerequisite conditions satisfied:

(1) Trust is created validly.

(2) The Borrower, according to the relevant laws and regulations, has conducted the approval, registration, delivery and other legal procedures under this Agreement and the written voucher of the above mentioned procedures shall be delivered to the Lender.

(3) All the relevant financing agreements and legal documents have been signed and valid.

(4) Guarantee Contract, Gold Pledge Contract have been signed validly and its notarization forcible execution has been done in Wuhan Changjiang Notary Office; Insurance Policy has been signed validly; the relevant guaranty procedures have been done at the mean time.

(5) Before the disbursement of the trust loan, the Borrower has been make the pledged gold that calculated according to the loan pledge interest rate as the pledge guaranty, with satisfaction of the following conditions: (i) pledged gold has been given to the Lender or the bank safe box (hereinafter referred to as pledge safe box) that is rent by the one who is entrusted by the Lender (ii) relevant insurance has been bought for the pledged gold according to the agreements in the Agreement.

(6) The actual controller of the loan Jia Zhihong promises that the sovereign position of the Borrower shall not be changed before the disbursement of the loan; during the trust loan period, Jia Zhihong shall be the ultimately responsible for the management of the Borrower.

(7) The loan voucher has been delivered by the Borrower, and the legal and valid internal decision or approval documents have been delivered by the guarantor.

(8) The Borrower has delivered all the written documents for applying the loan that required by the Lender and promise that all documents that delivered are true, complete, accurate and valid.

(9) The bank account of the Borrower to receive the loan amount under the Agreement has been set up.

(10) No situations of the Borrower and the Guarantor that may be against the terms agreed in the Agreement and other relevant trading documents or that may danger to the property security of the Lender have happened.

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(11) No significant disadvantage changes have been changed to management and financial status of the Borrower and the Guarantor.

(12) Other reasonable conditions that required by the Lender.

4.2 The Borrower shall set up a bank account in Bank of Changsha Co., Ltd. Xingcheng sub-branch (hereafter referred to as regulating bank) to receive the loan amount under the Agreement. The regulating account shall add the legal seal of the appointed person by the trust settler. If the regulating account opened E-bank service, the Borrower shall give the E-bank password equipment to the appointed person by the trust settler. Transfer right of non-approval capital shall not be opened. The bank account of the Borrower used to receive the loan is as following:

Beneficial Name: Wuhan Kingold Jewelry Co., Ltd.

Bank Account: 800221624508015

Opening Bank: Bank of Changsha Co., Ltd. Xingcheng sub-branch

The Lender shall disburse the capital to the above mentioned account, which means the Lender has disbursed the loan to the Borrower and the Borrower has taken the loan.

4.3 According to the Measures for Trust Security Fund Management (issued by China Banking Regulatory Commission [2014] No. 50) (hereafter referred to as Measures) and Notifications from China Banking Regulatory Commission on Collecting and Managing the Trust Security Fund and other Matters (hereafter referred to as Notifications), the financier or the loan user entrust the trust company to subscribe the trust security fund and the subscribed standard is 1% of the new releasing amount.

The trust security fund under this project shall be paid by the Lender and the relevant right shall be benefited by the Lender. The Borrower shall not have any right or raise any objection.

Article 5 Repay of the Principal and the Interest

5.1 The capital source that the Borrower repays the loan principal and the interest under the Agreement includes but not limited to:

(1) Operating cash income of the Borrower in the following two years;

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(2) The income from the financing of the Borrower in the following two years.

No matter what restriction may happen to the repay capital source of the Borrower who is a party of any other contracts, the agreement shall not influence the repay responsibility of the Borrower under this Agreement. Under no circumstances, the Borrower shall not refuse to obligate the repay responsibility under the Agreement because of the Article 1 in this Agreement.

5.2 The Borrower shall repay the loan according to the following sequence:

The Lender has the right to use the repay of the Borrower first on the fees that agreed in the Agreement paid by the Lender which shall be repaid by the Borrower and other fees that used to realize the Lender’s credit right.

If the repaid amount of the Borrower cannot cover the amount under this Agreement that shall be paid on the expiration date (including but not limited to loan principal, interest (including fine interest), penalty, damage awards, fees that used to realize the Lender’s credit right and other accrued charge), the Lender has the right to decide the sequence repaying the principal, interest and other fees.

5.3 The interest date of the Borrower is 7th of the end of each natural quarter month. If the interest date is on the legal holiday, then it shall be paid on the previous working day. If the interest repay day is legal holiday, interest shall be prepaid on the previous working day.

5.4 The Borrower shall pay back the principal at one time on the loan expiration day and the interest shall be cleared with the paying of the principal. If the interest date is on the legal holiday, then it shall be paid on the previous working day.

5.5 The Borrower can prepay the entire trust loan (unless otherwise stipulated herein in the Agreement that some principal shall not be prepaid) with the agreement of the Borrower and the Lender in written form. If the Borrower wants to prepay the entire unpaid principal, the Borrower shall deliver written application and copy to the trust settler in at least thirty (30) working days. In order to avoid any dissent, situations that the Borrower forced to prepay by the Lender because of violation of any term under the Agreement or the Borrower chooses to prepay some of the principal according to Article 6.3.3 shall not be applied to this term.

5.6 The bank account the Lender used to receive the repaid loan is the trust capital account under the trust plan; the following is the account information:

Beneficial Name: National Trust Co., Ltd.

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Bank Account: Bank of Changsha Co., Ltd. Xingcheng sub-branch

Opening Bank:

5.7 The Borrower shall repay the accrued amount under the Agreement in full and on time, without any offset, claim, restriction, any tax deduction or withholding.

Article 6 Guarantee

The loan under this Agreement shall be guaranteed as the following method:

6.1 The Borrower has the responsibility of repaying all the trust loan and interest under this Agreement and the relevant payable amount (including but not limited to the overdue interest, penalty interest, liquidated damages, damage awards, fees that used to realize the Lender’s credit right and any other payable amount). The legally owned and legally pledged standard gold of the Borrower shall be guaranteed and the joint liability guaranty shall be provided by the guarantor. If the Borrower fails to perform or incompletely perform the obligations of repaying the principal and interest of the trust loan under the Agreement or fails to repay all the payable amount or part of the amount, or circumstances of breaching the terms of the Agreement, Gold Pledge Contract, and or Guarantee Contract, the Lender has the right to enforce his interest to the pledged gold and requests the guarantor to bear joint liability guaranty.

6.2 Gold Pledge Guaranty

6.2.1 At the time of signing the Agreement, Gold Pledge Contract shall be signed with the Lender and its notarization forcible execution has to be done. Before the disbursement of the trust loan, the Lender shall make the pledged gold that calculated according to the loan pledge interest rate as the pledge guarantee and store the pledged gold in the pledge safety box. With satisfaction of other loan taking conditions, the Lender shall disburse the relevant trust loan in five (5) days after storage of the pledged gold, which shall take the guaranty of all the payment obligations under the Agreement. The Borrower shall obligate all the responsibility of the Gold Pledge Contract.

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6.2.2 Forcible execution notarization for The Agreement and Gold Pledge Contract shall be done in Wuhan Changjiang Notary Office by the Borrower. The insurance of the pledged gold in PICC shall be bought by the Borrower with the Lender as the only beneficial whose beneficial power shall not be restricted by any other additional property insurance. The Insurance Policy shall cover the insurance for the quality, weight and robbery risk. The insurance deductible shall be 20% of the loss or fifty thousand RMB, taking whichever is higher. The insurance period for the pledged gold is one year from the pledging day (including). The Borrower shall take the responsibility to extend the insurance before 2 months of the expiration of the insurance and shall pay the insurance charges (the insurance extension for the pledged gold shall not be less than one year). The final insurance period shall cover the loan period and two (2) after the expiration of the loan. If the Borrower refuses or fails to extend the above mentioned insurance for the pledged gold for any reason, or the first extension for the pledged gold is less than one year, the Lender has right to announce acceleration of maturity for all the trust loan under the Agreement and enforce his interest to the pledged gold. Without the written agreement of the Lender and the Borrower, the insurance terms shall not be changed.

6.3 Responsibility of Covering Positions

6.3.1 If any requirements for covering positions happened under the term of 9.1 in Gold Pledge Contract, the Borrower shall cover positions in full and on time as agreed in the Gold Pledge Contract.

6.3.2 Though term of 6.3.1, if requirements for covering positions happened, the Borrower can prepay part of the trust loan principal to make the pledge rate less than 75% within three (3) working days (within T+2 days ) before the day of the covering positions circumstance (hereafter referred to as T). The prepaid principal each time shall not less than RMB 10,000,000 (in words: say Ten Million Yuan only) and shall be integer multiple of RMB 10,000,000 (in words: say Ten Million Yuan only). If the Borrower fails to prepay within T+2 days, it shall be deemed as the Borrower choose to cover positions. If the Borrower prepays part of the trust loan principal, in addition to the interest to the day of prepayment, the Borrower shall pay the interest for 8 working days since the covering positions day as the handling charge of prepayment. In order to avoid any dissent, the interest rate for the above mentioned payable interest shall be 8.617%/ year.

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6.3.3 If the Borrower refuses or fails to pay the additional margin in full within (T+2) days that agreed in Gold Pledge Contract, or fails to prepay that agreed in term 6.3.2 of this Agreement to make the pledge interest rate not more than 75%, the Lender has the right to announce acceleration of maturity for all the trust loan under the Agreement and enforce his interest to the pledged gold and has the right to use the capital got from enforcement of his interest to the pledged gold on repaying all the unpaid payable amount of the Borrower under the Agreement. If the capital got from enforcement of his interest to the pledged gold cannot cover the above mentioned payable amount, the Borrower shall repay the Lender in full. If the capital got from enforcement of his interest to the pledged gold exceeds the above mentioned payable amount, the excess part shall be given back to the Borrower.

6.3.4 The additional deposit or the prepaid loan principal shall be transferred to the following bank account of the Lender by the Borrower

Beneficial Name: National Trust Co., Ltd.

Opening Bank: Bank of Changsha Co., Ltd. Xingcheng sub-branch

Bank Account:

The deposit of the above mentioned account shall be used to repay the credit under the Agreement when the trust plan is expired or terminated.

6.4 Guaranty Contract shall be signed by the guarantor and the Lender to guarantee all the joint liability and responsibility under the Agreement.

Article 7 Tax

The Lender and the Borrower shall pay their respective relevant tax and other fees according to the national laws and regulations.

Article 8 Statement and Guaranty

The borrower makes the following statement and guarantee to the lender on the date of signing this contract and each interest day:

8.1 The borrower is a legally existing legal person, established in accordance with the laws of the People’s Republic of China and legally registered by the administrative department for industry and commerce or the competent authority, which has obtained the necessary authorization and approval to sign this contract. After the signing of this contract, it constitutes a legal, effective and binding obligation to the borrower.

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8.2 The credit of the borrower is in good condition without significant bad credit record.

8.3 The financial statements provided by the borrower to the lender are developed in accordance with the current effective laws, regulations and generally accepted accounting standards, which truly and accurately reflect the borrower’s financial position during the reporting year.

8.4 Other information provided by the borrower to the lender is true, complete and valid, and the copies submitted are all in consistent with the original ones.

8.5 The borrower does not involve any liquidation, dissolution, merger, division or similar legal procedures, and has not caused any event or circumstance which may result in such legal proceedings.

8.6 The borrower’s signature of this contract and the exercise and performance of its rights and obligations under this contract are not violating and will not violate any agreement or other documents signed by him to affect the security of the claims under this contract; will not violate its established approval documents, internal rules and regulations and the law, government orders or judicial decisions.

8.7 The borrower has not concealed any circumstances that include but not limited to the following circumstances that have occurred or are occurring that are sufficient to affect its solvency: a. Involving major violations, illegal or claimed events of the borrower or its principal leader; b. The borrower’s breach of contract under other contracts; c. The debts incurred by the borrower, or the debt or the guarantee provided to the third party; d. Unsettled major litigation, arbitration cases; e. Other circumstances that may affect the borrower’s financial position and solvency.

The borrower confirms that the above statement and warranty is valid for the duration of this contract and the borrower has a clear understanding of the above statement and assurance is the basis that the lender agrees to its borrowing request and for the entering into this contract.

Article 9 Borrower’s Promises

The borrower promises the following:

9.1 The borrower operates in conformity to the law, complies with national laws and regulations, and uses the loan in full accordance with the purposes agreed in this contract.

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9.2 The lender may at any time in a reasonable manner, supervise the use of the loans, learn the borrower’s plan execution, operation management, financial activities and major transaction contracts etc. The borrower must actively cooperate with the lender on the supervision of the use of loans and the operation, provide relevant information like financial statements and be responsible for the authenticity, integrity and effectiveness of the information.

9.3 The borrower promises to liquidate loans in priority without violating the normal reimbursement order, and is not entering or will not enter into any agreements or other legal documents that cause the loans under this contract to be subordinate.

9.4 The borrower shall promptly notify the lender of the failure of the guarantor in the event of production halts, closing a business, the cancellation of registration, the revocation of the business license, bankruptcy, revocation and operating loss, etc., partly or totally incapacitated with the loan, and provide other guarantees approved by the lender.

9.5 The borrower shall notify the lender in writing within seven (7) days of any of the following circumstances:

(1) All legal proceedings, arbitration or administrative investigation procedures that affect the interests of the borrower occur.

(2) Any breach of contract occurs or will occur.

(3) The borrower is informed that its or any of its important assets relating to any proceeding or arbitral proceeding, enforcement, seal-up, seizure or similar measures, or events or circumstances that may result in such proceedings or measures.

(4) The borrower has an economic dispute with a third party due to economic activities or a matter of affecting the normal conduct of the operating activities.

(5) Any event that may be seriously detrimental to the borrower’s business, asset status, etc.

(6) The borrower is required to change the legal representative, the name of the unit, modify the articles, or make significant changes in financial and personal matters.

(7) The borrower transfers the equity, make foreign investment, and increase debt financing substantially.

9.6 The borrower undertakes that no merger, division, dissolution, liquidation and any other action affecting the interests of the lender without the written consent of the lender.

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9.7 Before the settlement of the principal and interest of the loan under this contract, it shall not, without the prior written consent of the lender and the trustee, provide the security to any person other than the borrower in respect of its legally owned standard gold or the assets formed by the loan.

9.8 It shall not, without the prior written consent of the lender and the trustee, establish a debt or any investment and financing behavior, including but not limited to bank loans, trust loans, mergers and acquisition loans, the establishment of property trusts, the specific asset usufruct, equity or equity investment and financing and other ways of investment and financing.

9.9 In the event that the after-tax net profit for the relevant fiscal year is zero or negative, or the after-tax profit is insufficient to cover the accumulated losses in the previous fiscal year, or the pre-tax profit is not used to settle the principal, interest and expense payable by the borrower during this fiscal year, or the pre-tax profit is not sufficient to pay off the next principal, interest and expenses, or before the liquidation of the principal and interest of the loan, the borrower shall not distribute dividends or bonus to the parent organization and /or shareholders in any form.

Article 10 Breach of Contract

10.1 Any of the following events constitutes a breach of this contract by borrower:

(1) The borrower fails to pay any amount due under this contract.

(2) The borrower fails to perform other payment or compensation obligation timely under this contract.

(3) The borrower does not use the loan for the purposes specified in this contract.

(4) Borrowing debts under any other loan financing agreement of the borrower are due unpaid, other default events or any such borrowing debts are declared as early due before the expiry date.

(5) The borrower has been involved in any liquidation, bankruptcy, dissolution, suspension or similar proceedings.

(6) Any significant asset of the borrower has been involved in any enforcement, seal-up, seizure, lien, regulatory measures or similar measures.

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(7) The guarantor fails to comply with or performs any of the terms of the guarantee contract.

(8) The borrower fails to effect and renew insurance for the pledge gold in accordance with this contract.

(9) The borrower violates the matters set forth in Article 8 Statement and Guarantee of the contract and the undertakings provided for in Article 9 Commitments.

(10) Other circumstances that may endanger the security of the claims under this contract.

Article 11 Relief Measures

11.1 In the event of one or more of the defaults listed in Clause 10.1 of this Contract, the Lender may unilaterally take one or more of the following measures for relief:

(1) The lender has the right to declare the loan under this contract immediately expire ahead of schedule, in advance to recover some or all of the loans have been issued, and asks the borrower in accordance with the terms of the contract agreed to calculate and pay the loan interest, to avoid objection, in such circumstances, the interest rate on loan interest applies to 9.5% per year;

(2) The borrower is required to pay the penalty interest and so on, with overdue loan interest rate of the loan interest rate level (i.e. 9.5% / year) this contract agreed added on 50%. If the borrower does not use the loan interest rate according to the contract, the penalty loan interest rate shall be the loan interest rate level (i.e. 9.5% / year) this contract agreed added on 100%. For loans that have been used overdue or not used for the purposes agreed upon in this contract, interest shall be accrued at the interest rate from the date of overdue or non-use of the loan as agreed in this contract until the interest is paid. For the interest cannot be paid on time, according to the interest rate interest rate compound interest is calculated and collected;

(3) Exercise any security right;

(4) Terminate this contract;

(5) Other necessary measures;

(6) If the borrower violates the provisions of this contract and causes losses of the lender, even the lender takes the above remedial measures, it is not sufficient to compensate for all losses (including but not limited to all the principal of the loan, interest (including penalty), the expenses, litigation costs, attorneys’ fees, etc. incurred by the lender to exercise claims and subordinated rights), the lender shall have the right to continue claims to the borrower for the losses.

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11.2 If the lender gives the borrower any grace or delay in the exercise of any of the rights under this contract, it shall not affect, impair or restrict all interests of the lender under this contract, laws and regulations and shall not be deemed to be that the lender waiving of the rights and interests, nor the expropriation of the borrower bearing any obligations under this contract.

11.3 If the trust is not established, the contract is automatically terminated, and the parties do not assume any breach of contract; but with the exception of the trust is not established because the borrower is in violation of this contract.

Article 12 Notice

12.1 Notices under this contract are served as follows:

(1) Send by registered letter, the date of holding receipt of the registered letter by the party giving the notice shall be deemed to be the date of served.

(2) Send by fax, the first working day of receiving a reply code or sending a confirmation bar successfully is deemed to be the date of served.

(3) Send by express, the fourth day after sending is deemed to be the date of served.

(4) Send by a special courier, it will be deemed to be delivered when sent to the relevant address.

12.2 The addresses and contact information of both parties to the contract are as follows:

Lender: National Trust Co., Ltd.

Contact Address: #1, No.18 Yard, West Binhe Road, Anwai, Dongcheng District, Beijing

PO: 100011

Contact: Chen Lihui

Telephone: 010-84268036

Fax: 010-84268000

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Borrower: Wuhan Kingold Jewelry Co., Ltd.

Address: Te No.15 Huangpu Technology Park, Jiang’an District

PO: 430023

Contact: Huang Yi

Telephone: 027-65660788

12.3 In the case of the communication address or contact information of a party changes, it shall notify the other party within 10 days after the change in writing. In the event that the party with address changed does not notify the other party of the change in a timely manner, unless the law otherwise stipulated, that party shall be responsible for the resulting impact and losses.

Article 13 Notarization of Contract

13.1 The two parties agreed to apply Wuhan Changjiang Notary Public Office to handle and grant the enforcement effectiveness of notarization to the contract, the borrower voluntarily accepted the enforcement in line with the laws.

13.2 This contract shall have the enforcement effectiveness after notarization, in the case of the breach of contract by the borrower or achieving the claims according to laws and regulations, the provisions of this contract by the lender, the lender shall have the right to apply directly to the people’s court of law for enforcement, the borrower shall give up all right of defense and give up all the right to refuse to take responsibility for the lender.

13.3 When the lender applies to the notarization institution for the issuance of the implementation certificate, the notarization institution will verify the borrower with the means of "verification by letter", that is, the notarization institution shall issue a verification letter to the borrower with the "express mail". The mailing address shall be filled in contact address listed above, if any changes of the borrower contact address previously, the borrower shall notify the notarization institution from the date of change within 10 (10) days in writing (Notary institution name: Wuhan Changjiang Notary Public Office, address: F 16, Building A, Wuhan Chengshi Plaza, No. 160, Qiaokou Road, Wuhan, zip code: 430030). Within five (5) days from the date of issuance of the verification letter, the notarization institution has not received a written reply from the borrower, it shall be deemed that the borrower does default or appears the circumstance that the lender achieves the claims as the laws and regulation stipulated, or agreed on this contract.

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13.4 Article 13 of this contract (notarized by contract) takes precedence over the application of dispute settlement in Article 14 of this Contract.

13.5 All expenses incurred in handling the notarization procedures under this term shall be borne by the borrower. On condition that the lender applies for enforcement from the people’s court, it needs the notary office to issue a certificate of implementation; the borrower shall bear the cost of issuing the implementation certificate.

Article 14 Other Matters

14.1 For the matters not covered by this contract, the parties to the contract may negotiate to sign a supplementary contract, which shall have the same legal effect with this contract, in the event that there is any conflict, the supplementary contract shall prevail.

14.2 The borrower shall have the right to transfer the rights and obligations under this contract and the guarantee contract to a third party; the borrower shall not transfer the rights and obligations under this contract to a third party without the prior written consent of the lender.

14.3 This contract shall enter into force after the signature or seal and with official seal of the legal representative or authorized representative of both parties.

14.4 The present laws, administrative regulations and rules of the People’s Republic of China shall apply to matters such as the conclusion, entry into force, performance, interpretation, modification and termination of this contract.

14.5 The disputes caused by this contract, the two parties shall resolve through consultation. If the negotiation fails, either party shall submit the case to the people’s court where the contract is signed. During the period of negotiation or litigation, for the terms of this contract not involved in the disputed parts, both parties shall fulfill as well.

14.6 After this contract comes into force, both parties shall not arbitrarily change or terminate the contract, unless the agreement on this contract, and if there is a certain need to change or terminate this contract, the parties shall reach a consensus and reach a written agreement. This contract shall continue until the written agreement is fulfilled.

14.7 The loan service agency designated by the trustee under this contract is Bank of Changsha Co., Ltd.

14.8 The borrower shall bear the expenses incurred under this contract, including but not limited to expenses for matters such as insurance, notarization, identification, assessment, registration and so on.

The contract is made in eight copies, the lender and the borrower each holds two copies, four copies for spare (for notarization, etc.) use, with the same legal effects. (The following is left blank)

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This page is the signing page of the Trust Loan Agreement of [NT TZ No.16-004-01-02]

Lender (sealed): National Trust Co., Ltd.

National Trust Co., Ltd.
1100000208299 (sealed)

Legal representative or authorized representative (signature or seal):
Yang Xiaoyang (seal)

Borrower (seal): Wuhan Kingold Jewelry Co., Ltd.

Wuhan Kingold Jewelry Co., Ltd. (sealed)

Legal representative or authorized representative (signature or seal):
Jia Zhihong (seal)

Date of contract: February 28, 2017

Sign place: Changsha, Hunan

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Notary Certificate

(2017) ECJNZ Zi No. 3293

Applicant:

Party A (Borrower): Wuhan Kingold Jewelry Co., Ltd., Residence: Te No.15, Huangpu Technology Zone, Jiang’an District, Unified social credit code of business license (copy): 914201007414027360

Legal representative: Jia Zhihong.

Party B (Lender): National Trust Co., Ltd. Residence: West Binhe Road, Anwai, Dongcheng District, Beijing, Unified social credit code of business license (copy): 911100001429120804

Legal representative: Yang Xiaoyang.

Notarized matters: Give the Trust Loan Agreement enforcement effect

Party A and Party B apply to this office for notarization of the preceding Trust Loan Agreement and give the contract enforcement effect.

Upon investigation, the above-mentioned Trust Loan Agreement (contract number: NT TZ 17-004-01-02) was established on consensus by the above parties. The both parties have the civil rights and civil capacity of conduct the laws specified at the time of the conclusion of the contract. Both parties expressly stipulate the terms of the loan currency, amount, use, term, interest rate, conditions of issuance, loan guarantee and breach of contract etc. In order to ensure the performance of the debt, Party A has made a voluntary willingness to accept the meaning of enforcement. The notary office, when the debtor defaults, before this notary office issuing the certificate of execution on the application of the creditor, has reached a clear and specific agreement on verification content and the program.

Based on the above facts, we hereby certify that Jia Zhihong, the legal representative of Party A Wuhan Kingold Jewelry Co., Ltd., and Yang Xiaoyang, the legal representative of Party B National Trust Co., Ltd. signed the Trust Loan Agreement on February 28, 2017. Both parties have signed the contract in accordance with the provisions of Article 55 of the General Principles of the Civil Law of the People’s Republic of China. The contents of the contract are in conformity with the provisions of the Contract Law of the People’s Republic of China. The signatures and seals of the parties to the contract are true.

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According to Article 238 of the Civil Procedure Law of the People’s Republic of China, Article 37 of the Notarization Law of the People’s Republic of China and the provisions of the Joint Circular of the Ministry of Justice of the Supreme People’s Court on the Implementation of the Creditor’s Documents on the Enforcement Effect Given by the Notary Authority, from the date of the previous Trust Loan Agreement taking effects and the formation of the creditor’s rights and interests , this notary certificate shall have the force of enforcement.

Wuhan Changjiang Notary Public Office of Hubei, Republic of China

Notary: Gao Cen (signed)

February 28, 2017

Wuhan Changjiang Notary Public
Office of Hubei (sealed)

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